Exhibit 10.20

SECOND AMENDMENT TO THE

INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II

(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made on this 9th day of December, 2009, by the Administrative Committee of the Plan (the “Administrative Committee”).

W I T N E S S E T H :

WHEREAS, Interface, Inc. (the “Company”) maintains the Plan for the benefit of its eligible key management and highly compensated employees; and

WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to increase the rate of matching contributions effective January 1, 2010;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Effective for pay periods ending on or after January 1, 2010, Section 3.3(a) of the Plan is deleted in its entirety, and a new Section 3.3(a) is added to read as follows:

3.3 Matching Contributions.

(a) Amount. The Administrative Committee shall credit to each Participant’s Account a Matching Contribution equal to the difference between:

(i) 50 percent multiplied by the lesser of (A) the sum of the maximum amount of deferrals that the Participant could have made to the Savings and Investment Plan for such Plan Year, plus the Participant’s deferrals to the Plan for such Plan Year, or (B) 6 percent of the Participant’s Compensation for such Plan Year; and

(ii) The amount of matching contributions that would have been made to the Participant’s account under the Savings and Investment Plan for such Plan Year assuming the Participant deferred the maximum amount permitted under the Savings and Investment Plan.

2.	Except as specified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Interface, Inc. has caused the following duly authorized member of the Administrative Committee to execute this Amendment on the date first written above.

INTERFACE, INC.

By:	/s/ Pebbles Holcombe
Title:	HR/Benefits Manager

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